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                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following documents of our report dated January 16, 2001, with respect to the consolidated financial statements of First Midwest Bancorp, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000:

 .    Registration Statement (Form S-3 No. 33-20439) pertaining to the First
     Midwest Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan.

 .    Registration Statement (Form S-8 No. 33-42980) pertaining to the First
     Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan.

 .    Registration Statement (Form S-8 No. 33-25136) pertaining to the First
     Midwest Bancorp Savings and Profit Sharing Plan.

 .    Registration Statement (Form S-8 No. 333-42273) pertaining to the First
     Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan.

 .    Registration Statement (Form S-8 No. 333-63095) pertaining to the First
     Midwest Bancorp, Inc. Non-employee Director Stock Option Plan.

 .    Registration Statement (Form S-8 No. 333-50140) pertaining to the First
     Midwest Bancorp, Inc. Non-employee Director Stock Option Plan.

 .    Registration Statement (Form S-8 No. 333-63097) pertaining to the First
     Midwest Bancorp, Inc. Nonqualified Retirement Plan.


/s/ERNST & YOUNG LLP

Chicago, Illinois
March 5, 2001